EXHIBIT 6.1



                         ADVISORS ASSET MANAGEMENT, INC.

                                    DIRECTORS

  Scott I. Colyer

  Lisa A. Colyer

  James R. Costas

  Christopher T. Genovese

  Randal J. Pegg

  R. Scott Roberg

  Jack Simkin

  Andrew Williams


                                    OFFICERS

  Scott I. Colyer:              Chief Executive Officer

  Jack Simkin:                  Chief Operating Officer

  Andrew Williams:              President

  R. Scott Roberg               Chief Financial Officer

  Michael Dudley                Chief Compliance Officer and Secretary

  Joe R. Cotton                 Executive Vice President

  Lisa A. Colyer                Executive Vice President

  James R. Costas               Executive Vice President

  Michael A. Foggia             Executive Vice President

  Christopher T. Genovese       Executive Vice President

  Randal J. Pegg                Executive Vice President

  Victor "Rick" Perretti Jr.    Executive Vice President

  Michael S. Segal              Senior Vice President

  Alex R. Meitzner              Senior Vice President





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